Exhibit 10.2

HARSCO CORPORATION

RESTRICTED STOCK UNITS AGREEMENT
(FORM)

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made as of _________, ___, 20__, by and between Harsco Corporation, a Delaware corporation, and _________________ (the “Grantee”).

1.Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2013 Equity and Incentive Compensation Plan (the “Plan”).
2.    Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, pursuant to authorization under a resolution of the Committee that was duly adopted on _________, ___, 20__, the Company has granted to the Grantee as of _________, ___, 20__ (the “Date of Grant”), __________ Restricted Stock Units (“RSUs”). Each RSU shall represent the right of the Grantee to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.
3.    Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs granted hereby nor any interest therein or in the Common Stock related thereto shall be transferable prior to payment to the Grantee pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.
4.    Vesting of RSUs.

(a)
The RSUs covered by this Agreement shall become nonforfeitable and payable to the Grantee pursuant to Section 5 hereof on the third anniversary of the Date of Grant (the “Vesting Date”), conditioned upon the Grantee’s continuous employment with the Company or a Subsidiary through the Vesting Date. Any RSUs that do not so become nonforfeitable will be forfeited, including, except as provided in Section 4(b) or Section 4(d) below, if the Grantee ceases to be continuously employed by the Company or a Subsidiary prior to the Vesting Date. For purposes of this Agreement, “continuously employed” means the absence of any interruption or termination of the Grantee’s employment with the Company or with a Subsidiary of the Company. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.

(b)
Notwithstanding Section 4(a) above, all of the RSUs shall become nonforfeitable and payable to the Grantee pursuant to Section 5 hereof upon the occurrence of any of the following events (each, a “Vesting Event”) at a time when the RSUs have not been forfeited (to the extent the RSUs have not previously become nonforfeitable):

(i)	the Grantee’s death or becoming Disabled while the Grantee is continuously employed by the Company or any of its Subsidiaries; or

(ii)	the Grantee’s retirement at age 62 or older while continuously employed by the Company or any of its Subsidiaries.

(c)
For purposes of this Section 4, the Grantee shall be considered “Disabled” if the Grantee is: (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(d)
(i)     Notwithstanding Section 4(a) above, if at any time before the Vesting Date or forfeiture of the RSUs, and while the Grantee is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then the RSUs will become nonforfeitable and payable to the Grantee in accordance with Section 5 hereof, except to the extent that a Replacement Award is provided to the Grantee in accordance with Section 4(d)(ii) to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”).

(i)
For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control or is payable solely in cash, (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 4(d)

(ii) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(ii)
If, upon receiving a Replacement Award, the Grantee’s employment with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) is subsequently terminated by the Grantee for Good Reason or by the Successor without Cause within a period of two years after the Change in Control, 100% of the Replacement Award will become nonforfeitable and payable with respect to the time-based restricted stock units covered by such Replacement Award.

(iii)
A termination by the Grantee for “Good Reason” means Grantee’s termination of his or her employment with the Successor as a result of the occurrence of any of the following: (A) a change in the Grantee’s principal location of employment that is greater than 50 miles from such location as of the date of this Agreement without the Grantee’s consent; provided, however, that the Grantee hereby acknowledges that the Grantee may be required to engage in travel in connection with the performance of the Grantee’s duties and that such travel shall not constitute a change in the Grantee’s principal location of employment for purposes hereof; (B) a material diminution in the Grantee’s base compensation; (C) a change in the Grantee’s position with the Successor without the Grantee’s consent such that there is a material diminution in the Grantee’s authority, duties or responsibilities; or (D) any other action or inaction that constitutes a material breach by the Successor of the agreement, if any, under which the Grantee provides services to the Successor or its subsidiaries. Notwithstanding the foregoing, the Grantee’s termination of the Grantee’s employment with the Successor as a result of the occurrence of any of the foregoing shall not constitute a termination for “Good Reason” unless (X) the Grantee gives the Successor written notice of such occurrence within 90 days of such occurrence and such occurrence is not cured by the Successor within 30 days of the date on which such written notice is received by the Successor and (Y) the Grantee actually terminates his or her employment with the Successor prior to the 365th day following such occurrence.

(iv)
A termination by the Successor without “Cause” means the Successor’s termination of the Grantee’s employment with the Successor under circumstances that do not involve or relate to the occurrence of any of the following: (A) an act or acts of personal dishonesty taken by the Grantee and intended to result in substantial personal enrichment of the Grantee at the expense of the Company; (B) repeated failure by the Grantee to devote reasonable attention and time during normal business hours to the business and affairs of the Company or to use the Grantee’s reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to the

Grantee (provided that such failure is demonstrated to be willful and deliberate on the Grantee’s part and is not remedied in a reasonable period of time after receipt of written notice from the Company); or (C) the conviction of the Grantee of a felony.
5.    Form and Time of Payment of RSUs.

(a)
Payment for the RSUs, after and to the extent they have become nonforfeitable, shall be made in the form of shares of Common Stock. Except as provided in Section 5(b) or 5(c), payment shall be made within 10 days following the date that the RSUs become nonforfeitable pursuant to Section 4 hereof.

(b)
If the RSUs become nonforfeitable (i) by reason of the occurrence of a Change in Control as described in Section 4(d), and if the Change in Control does not constitute a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (ii) by reason of a termination of the Grantee’s employment as a result of the Grantee’s retirement, and if such termination does not constitute a “separation from service” for purposes of Section 409A(a)(2)(A)(i) of the Code, then, subject to Section 5(c), payment for the RSUs will be made upon the earliest of (v) the Grantee’s “separation from service” with the Company and its Subsidiaries (determined in accordance with Section 409A(a)(2)(A)(i) of the Code), (w) the Vesting Date, (x) the Grantee’s death, (y) the occurrence of a Change in Control that constitutes a “change in control” for purposes of Section 409A(a)(2)(A)(v) of the Code, or (z) the Grantee’s becoming Disabled.

(c)
If the RSUs become payable on the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code (including by reason of the Grantee’s retirement as described in Section 4(b)(ii), due to the termination of the Grantee’s employment under the conditions specified in Section 4(d)(iii) or under the circumstances described in Section 5(b)) and the Grantee is a “specified employee” as determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, then payment for the RSUs shall be made on the earlier of the first day of the seventh month after the date of the Grantee’s “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A(a)(2)(A)(i) of the Code or the Grantee’s death.

(d)
Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Stock may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

(e)	The Company’s obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Common Stock corresponding to such RSUs.

6.    Dividend, Voting, and Other Rights.

(a)
The Grantee shall have no rights of ownership in the Common Stock underlying the RSUs, no right to dividends or dividend equivalents and no right to vote the Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Grantee pursuant to Section 5 above.

(b)
The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.    Adjustments. The number of shares of Common Stock issuable for each RSU is subject to adjustment as provided in Section 11 of the Plan.
8.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Grantee of Common Stock or any other payment to the Grantee or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Stock to be delivered to the Grantee or by delivering to the Company other shares of Common Stock held by the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Value per Share of such Common Stock on the date of such delivery. In no event will the Market Value per Share of the Common Stock to be withheld and/or delivered pursuant to this Section 8 to satisfy applicable withholding taxes exceed the minimum amount of taxes required to be withheld.
9.    Compliance With Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
10.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).
11.    Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.
12.    No Employment Rights. The grant of the RSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the

Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
13.    Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
14.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code.
15.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
16.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. In addition, the RSUs shall be subject to the terms and conditions of the Company’s clawback policy in effect on the Date of Grant as if such RSUs were “Incentive-Based Compensation” (as such term is defined in such clawback policy).
17.    Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
18.    Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.
[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has executed this Agreement, effective as of the day and year first above written.

HARSCO CORPORATION

By: ______________________
Name:
Title:

The undersigned hereby acknowledges receipt of an executed version of this Agreement and accepts the award of RSUs granted hereunder on the terms and conditions set forth herein and in the Plan.
GRANTEE

By: ______________________
Name: